Exhibit 10.13

TRADEMARK LICENSE EXTENSION AGREEMENT

This Extension Agreement dated as of June 29, 2010 is by and between Hallmark Licensing, Inc. (“Hallmark Licensing”) and Crown Media United States, LLC (“Crown US”).

WHEREAS, Crown US and Hallmark Licensing have previously entered into that certain Amended and Restated Trademark License Agreement between the parties dated as of March 27, 2001 as extended on November 30, 2002, as of August 28, 2003, as of August 1, 2004, as of August 1, 2005, as of April 10, 2006, as of August 1, 2007, as of August 1, 2008, and as of August 15, 2009 (the “License Agreement”); and

WHEREAS, the parties desire to further extend the term of the License Agreement;

NOW, THEREFORE, Crown US and Hallmark Licensing hereby agree as follows:

The term of the License Agreement shall be extended for an additional period terminating on September 1, 2011, subject to any earlier termination pursuant to the terms of the License Agreement.

All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.

HALLMARK LICENSING, INC.

By:	/s/ Brian Gardner

Title:	Vice President

CROWN MEDIA UNITED STATES, LLC

By:	/s/ Charles Stanford

Title:	Vice President